Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXTGEN HEALTHCARE AGREES TO ACQUIRE EAGLEDREAM HEALTH INC.

Value-Based Analytics Platform to Advance NextGen Healthcare Portfolio

Irvine, Calif. – August 1, 2017 – NextGen Healthcare Information Systems, LLC, a wholly owned subsidiary of Quality Systems, Inc. (NASDAQ: QSII), announced today an agreement to acquire EagleDream Health Inc., a cloud-based analytics company that drives meaningful insight across clinical, financial and administrative data to optimize practice performance. The transaction is expected to close in the current quarter upon the satisfaction of customary closing conditions and will be settled in all cash with a value of approximately $26 million. Upon completion, this proposed acquisition of EagleDream Health will mark the second major asset acquired by NextGen Healthcare in 2017, following its earlier purchase of Entrada, Inc.

With its vendor-agnostic platform for managing value-based care, EagleDream Health empowers organizations with intuitive analytics and actionable intelligence to achieve successful population health management. The proposed acquisition will enable NextGen Healthcare to enhance the care experience and increase patient engagement for ambulatory clinics and health systems while reducing the per capita cost of healthcare and improving the work-life balance for clinicians and staff.

“NextGen Healthcare is committed to ensuring our clients can effectively navigate and achieve success within a transforming marketplace,” said Rusty Frantz, President and CEO of NextGen Healthcare. “EagleDream Health’s sophisticated analytics platform is a catalyst to unlock additional value for our clients, providing a depth of clarity and context that empowers doctors to provide the highest quality of care, regardless of where they are on the continuum from fee-for-service to value-based care.”

“As a physician myself, I founded EagleDream Health to make it easier for physicians to receive digestible, data-driven insights that can optimize practice performance,” said EagleDream Health CEO Dr. Betty Rabinowitz. “By aligning our robust analytics platform with NextGen Healthcare, we can greatly accelerate innovation in the ambulatory and acute care markets to improve the overall health of patients while also increasing practice profitability.”

About EagleDream Health Inc.

EagleDream Health Inc. is a healthcare software analytics company that delivers a SaaS-based, comprehensive, and integrated solution that spans the entire clinical, financial, and administrative spectrum. With its sophisticated analytic tools for managing value-based care, its modular, tailored software enables organizations to achieve successful population health management through increased quality of care, reduced costs, and greater patient access and engagement. EagleDream Health is headquartered in Rochester, NY. For more information, visit www.eagledreamhealth.com.

About Quality Systems, Inc.

Quality Systems, Inc., known to our clients as NextGen Healthcare, provides software, services, and analytic solutions to the ambulatory care market. We are a healthcare information technology and services company that delivers foundational capabilities to organizations that want to promote healthy communities. Our technology provides a customizable platform that empowers physician success, enriches the patient care experience and lowers the cost of healthcare. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

Certain statements in this news release are forward-looking statements within the meaning of federal securities laws, including but not limited to statements regarding the anticipated impact of the EagleDream Health Inc. acquisition. These forward-looking statements may contain the words “believe,” “anticipate,” “continue,” “expect,” “plan,” “potential,” “predict,” “estimate,” “outlook,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. The Company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, but are not limited to, the satisfaction of closing conditions for the acquisition of EagleDream Health Inc.; the possibility that the acquisition of EagleDream Health Inc. will not be completed in the expected timeframe or at all; the potential that the expected benefits and opportunities of the acquisition of EagleDream Health Inc. may not be realized or may take longer to realize than expected; potential delays, inefficiencies or failures in integrating EagleDream Health Inc.’s personnel, systems and business with the Company; and market and financial conditions which may impact the performance of EagleDream Health Inc. The foregoing factors are in addition to the risks set forth in the Company’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

For Investor Relations Inquiries:

Quality Systems, Inc.: Jamie Arnold, Chief Financial Officer 949-255-2600; JArnold@nextgen.com

For Media and Public Relations Inquiries:

Finn Partners: Agata Porter (212) 715-1595; agata.porter@finnpartners.com